                                                                Exhibit: 10.17FD

                   ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS

      This Assignment of Intellectual Property Rights (this "ASSIGNMENT") is made as of August 1, 1996 among Carl E. Voigt III, Carl E.Voigt, IV (collectively the "ASSIGNORS") and Third Quarter Corporation, an Indiana corporation (the "COMPANY").

                                    RECITALS

A. The Assignors are shareholders and executive officers of the Company, and have a direct interest in the Company's economic profitability.

B. Pursuant to that certain agreement dated December 18, 1986, among the Assignors, K&K International, a Michigan corporation (K&K) and Kenneth Johnson ("JOHNSON") the Assignors obtained the rights to market two-playing game commonly known as "Phase 10" and "Caught-Cha" (the "AGREEMENT"). An executed copy of the Agreement, without exhibits is set forth on attached and incorporated SCHEDULE "1" to this Assignment.

C. Pursuant to Section 17 of the Agreement, the Assignors had the right to assign all or any portion of the rights existing under the Agreement to any entity in which they collectively owned at least 51%. The Company constitutes such an entity.

D. In consideration of the Assignors' desire to enhance the profitability of the Company, and in consideration of the Company agreeing to issue 50,000 shares of its common, no par value stock to each of the Assignors (for a total issuance of 100,000 shares), the Assignors assigned the rights (except for certain rights related to hand-held electronic games) to market the "Phase 10" and "Caught-Cha" playing card game in the United States, pursuant to an oral agreement reached on November 1, 1991.

E. The parties now desire to memorialize their prior oral understanding in this written assignment.

                                     CLAUSES

1. ASSIGNMENT OF EXCLUSIVE RIGHTS. Through this instrument, the Assignors sell, grant, convey and assign to the Company, exclusively for the United States market, in and for all languages (including but not limited to computer and human languages whether now existing or subsequently developed) all of the Assignors' rights, titles and interests in or under the Agreement, including all rights of the Assignors under all United States, Federal, State or other "Governmental Authority" (as defined in Section 3 below), copyright, trademark, trade secret, trade name, service mark, service name, patent, and all other intellectual property or industrial property laws or rights of any type or nature concerning the Agreement or the products identified in the Agreement. The foregoing assignment of rights by the Assignors to the Company is all inclusive and is without reservation of any right, title, interest or use in the United States market, whether now existing or subsequently arising. The parties specifically agree that the Assignors have retained all rights under the Agreement to market any and all of the products identified in the Agreement in any market existing throughout the world other than the United States. Notwithstanding the foregoing, the assignment of rights hereunder shall not include the rights to manufacture, market and sell hand-held electronic games based on the Phase 10 Card Game and Phase 10 Dice Game.

2. FURTHER INSTRUMENTS. The parties shall execute, acknowledge and deliver to the Company, within five (5) days of the Company's request for the same, such further instruments and documents as the Company may request from time to time to facilitate registration of any filings or record the transfers made in this Agreement in any public office, or otherwise to give notice or evidence of the Company's exclusive rights to exploit the products identified in the Agreement, to exercise all the rights arising under the Agreement anywhere in the United States.

3. GOVERNMENTAL AUTHORITY DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings: (i) the term "UNITED STATES" shall mean the United States of America, and all geographical territories and subdivisions of the United States of America; (ii) the term "OTHER NATIONS" shall mean each country, principality or other independent territory and each subdivision thereof, which is not a part of the United States; (iii) the term "SUPRA-NATIONAL AUTHORITY" shall mean the European Union, the United Nations, the World Court, the Commonwealth, the North Atlantic Treaty Organization, the General Agreement or Tariffs and Trade, the North American Free Trade Agreement and all other multinational authorities or treaties which have or may have from time to time jurisdiction over any of the parties to or any performance under this Assignment; and (iv) the term "GOVERNMENTAL AUTHORITY" shall mean any subdivision, agency, branch, court, administrative body, legislative body, judicial body, alternative dispute resolution authority or other governmental institution of (A) the United States, (B) any state, municipality, county, parish, subdivision or territory of the United States, (C) all other Nations,
(D) any state, territory, county, province, municipality, parish or other subdivision of any Other Nations, and (E) all Supra-National Authorities.

4. BINDING EFFECT. This Assignment is binding upon and shall inure to the benefit of the Company, its successors and assigns and the Assignors and their successors and assigns. This Assignment supersedes any prior understandings, written agreements or oral arrangements between the parties which concerns the subject matter of this Assignment. This Assignment constitutes the complete understanding among the parties, and no alteration or modification of any this Assignment's provisions will be valid unless made in a written instrument which all the parties sign.

5. APPLICABLE LAW. The laws of the State of Indiana (other than those pertaining to conflicts of law) shall govern all aspects of this Assignment, irrespective of the fact that one or more of the parties now is or may become a resident of a different state.

/s/ Carl E. Voigt                       Third Quarter Corporation,
----------------------------            an Indiana Corporation
Carl E. Voigt, III



/s/ Carl E. Voigt                       By:  /s/ Carl E. Voigt
-----------------------------              -----------------------------
Carl E. Voigt, IV                          Its: President
                                                ------------------------

                                    AGREEMENT

      This Agreement made this 18th day of December, 1986, K & K International, a Michigan Corporation, herein called K & K and Kenneth Johnson, herein called Johnson (K & K and Johnson collectively herein called Inventor) and Carl E. Voigt, III and Carl E. Voigt, IV, called Voigts.

      WHEREAS, "Inventor" has developed and begun to market two playing card games, commonly known as Phase 10 and Caught-Cha and collectively referred to herein as "the product"; and,

      WHEREAS, Voigts are experienced in the development and exploitation of markets for similar kinds of products; and

      WHEREAS, Inventor is desirous of using Voigts' experience and expertise in increasing the sales volume for the product; and,

      WHEREAS, Voigts are desirous of assuming responsibility for all of the manufacturing and marketing of the product, under such terms and conditions that follow, and except as may specifically be excluded hereafter.

      NOW THEREFORE, it is agreed as follows:

      1. Inventor shall retain K-Mart as its exclusive customer. Accordingly, Inventor shall continue to be responsible for calling upon and servicing the needs of K-Mart as they relate to the product and arranging for shipping all of the product that is needed to fulfill the orders of K-Mart and absorbing all expenses related thereto. Voigts shall manufacture the product sold to K-Mart and, shall supply the same to K-Mart at the direction of Inventor. Voigts shall bill all shipping charges directly to Inventor. All gross proceeds arising from the sale of the product to K-Mart shall be paid by K-Mart to Inventor and Voigts jointly and forwarded to Bank One, Lafayette, Indiana, for deposit into account number 1-650011-8, said funds to then be distributed by said bank, twelve percent (12%) thereof to go to Inventor as his commission, the remainder to Voigts. The parties shall execute and deliver to said bank and K-Mart joint written directions to fulfill the terms of this paragraph.

      2. Except as otherwise provided in paragraph 1 above, Inventor hereby grants to Voigts the exclusive right to represent, market or sell the product throughout the entire world.

      3. Voigts shall, at their cost, provide for the manufacture and shipping of all of the product sold by them, or by such other people or entities authorized by them. Voigts shall further be responsible for all record keeping and billing service related to such sale of the product.

      4. Voigts shall, during the term of this contract or any extension thereof, exercise their judgment and best efforts in development and commercial exploitation of the product. Inventor recognizes that Voigts are and will continue to be engaged in other business pursuits, some of which involve the manufacture and/or sale of other game products. Voigts shall not, therefore, be obligated to devote their entire efforts to the manufacture and sale of the product but are obligated to devote such amount as may be reasonably required to develop and service a broader market for the product than now exists. In the event Voigts, in their discretion, determine that the further marketing of the product will not be commercially feasible or profitable for Voigts, Voigts may terminate this Agreement upon sixty (60) days written notice to Inventor.

      5. Voigts, in the exercise of their sales, marketing and product development skills are encouraged by Inventor to improve and modify, for greater sales, the package design, size and shape, color selection and art work.

      6. Inventor shall cooperate with the efforts of Voigts with regard to the promotion and marketing of the product. Inventor shall, upon reasonable request of Voigts, participate in such promotions, public relations, presentations, sales call, productions, seminars, advertisements and the like as are deemed necessary and appropriate by Voigts, for the purpose of promoting the product. All travel expenses of Inventor incurred at the request of Voigts shall be paid by Voigts.

      7. The initial term of this contract shall be ten (10) years from the date hereof. This contract shall automatically renew for successive five (5) year terms unless otherwise terminated by Voigts by written notice to Inventor no less than ninety (90) days prior to end of the then current term hereof or unless otherwise terminated in accordance with other provisions of this Agreement.

      8. Inventor grants to Voigts the right to use, copy or reproduce, without cost to Voigts except for the direct cost of copying or reproduction, all materials which have been developed and are presently being used in the manufacturing process for the product, specifically including but not limited to the plates, films, separations, mechanicals, photography, dies, die drawings and art work.

      9. In consideration for the exclusive rights granted to Voigts hereunder and the further covenants and promises made to Voigts herein, specifically including paragraph 11 hereof, Voigts shall pay to Inventor the sum of Sixty Thousand Dollars ($60,000.00), payable on or before January 5, 1987. In addition, Voigts shall pay to Inventor a royalty equal to six (6%) percent of all gross revenue received by Voigts as a result of the sale of the product, including that sold to K-Mart. Quarterly, beginning no later than sixty (60) days after the date of receipt by Voigts of the first revenues from the sale of the product, Voigts shall provide to Inventor an accounting of all sales of the product and revenues received. Gross revenue is defined as gross selling price less returns, freight, advertising, promotional allowances and other customary allowances given to the customer in the toy business. Royalty payments for any order shall be paid, within thirty (30) days after receipt by Voigts of payment for said order. Inventor and its accountant or other representative shall have the right, upon reasonable notice and during business hours, to examine the books of account and records covering the sales and revenues relating to the product in such a manner as to not unduly disrupt the normal business activities of Voigts. Such an audit may take place no more frequently than once per calendar year and shall be at the expense of Inventor.

      10. Inventor warrants that the product and the marketing thereof does not infringe upon any presently existing patent, copyright or trademark. Inventor shall, to the extent the same has not already been accomplished, take all actions necessary to provide maximum protection for the product available under the patent, copyright or trademark laws. Inventor agrees to indemnify and hold harmless Voigts, their affiliates, successors and assigns from any and all liabilities, obligations, losses, damage, penalties, claims, action suits, costs, expenses and disbursements, including reasonable attorneys fees and expenses, resulting from any infringement or alleged infringement of the product upon any existing patent, copyright, trademark or other proprietary right.

      11. Inventor grants to Voigts a right of first refusal to manufacture and market any new game related items developed by Inventor from the date of this Agreement through the termination thereof, all under the same terms and conditions contained herein and relating to the product.

      12. Voigts shall have the right, in furtherance of their rights and obligations contained in this Agreement to use Inventor's name, logo, trademark and any and all names, logos or trademarks which are a part of the product, either directly or indirectly.

      13. Voigts acknowledge that Inventor is and shall remain the owner of the product and that the rights of Voigts with respect to the product are only those granted by this Agreement.

      14. Inventor shall promptly forward to Voigts all inquiries with respect to the product received from any person or entity except K-Mart or its employees. Inventor shall further provide to Voigts a list of all customers or customers contacts made by Inventor to the date hereof with reference to the product.

      15. If at any time during the term of this Agreement or any extension thereof, Inventor discontinues calling upon, servicing and providing all of either playing card game to K-Mart, Voigts shall have the right to assume responsibility for the further development of a market for said playing card game with K-Mart, the manufacture of the playing card game to suit the needs of K-Mart, the shipping of the playing card game, the maintenance of all necessary records and the billing and collecting of the price of said playing card game. Under such conditions all expenses of manufacture, shipping and billing shall be the responsibility of Voigts and all gross proceeds from the sale of the playing card game to K-Mart shall be payable to Voigts and shall be the sole and only property of Voigts. Voigts shall pay to Inventor a royalty as setforth in paragraph 9 above based upon gross revenue from K-Mart as a result of the sale of the playing card game.

      16. In the event either party violates the terms of this Agreement, the other party shall notify the defaulting party of its default, in writing. If such default has not been cured within thirty (30) days from the date of receipt of said notice, the non-defaulting party shall have the right to cancel this Agreement and to exercise any other right it may have at law or equity.

      17. Neither this Agreement, nor any right or obligation thereunder, shall be assigned by Voigts without the prior written consent of Inventor, which consent shall not be unreasonably withheld. Notwithstanding this provision, Voigts may assign this Agreement to any entity which they, considered together, have at least a fifty-one (51%) percent ownership interest.

      18. Inventor may not assign all or any part of this Agreement or the rights or obligations thereunder without the prior written consent of Voigts, which consent shall not be unreasonably withheld. It is understood and agreed by the parties, that Inventor shall at all times continue to have the full responsibility for calling on and securing the K-Mart account and if and when Inventor chooses to discontinue that responsibility, said responsibility may not be assigned to any third party but the provisions of paragraph 15 shall govern.

      19. Voigts shall have the right of first refusal to purchase from Inventor all right, title and interest in and to either or both playing card games. In the event Inventor receives a bona fide, written, arms length offer to purchase either such game, Inventor shall give Voigts written notice of said offer. Voigts shall have sixty (60) days from the receipt of said notice to agree to purchase said game upon the same terms and conditions as contained in said offer. If they do not exercise said right, Inventor may then, within the next ;sixty (60) days conclude a sale pursuant to the terms of said offer. Any such sale shall not effect the rights of Voigts hereunder and any purchase shall be bound by the terms hereof. If said sale is not concluded within said sixty (60) days period, the right of first refusal shall again be effective.

      20. The terms and conditions of this contract shall be governed by the laws of the State of Indiana.

      21. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or effecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

      22. All notices and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by certified mail return receipt requested, post prepaid, to the parties at the following addresses or to such other address as either party shall hereafter specify by notice, in writing, to the other party:

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                         K & K INTERNATIONAL


                                         By:
--------------------------------            ---------------------------------
Carl E. Voigt, III


--------------------------------         ------------------------------------
Carl E. Voigt, IV                        Kenneth Johnson